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                                                                   Exhibit 24(b)

                                   CERTIFICATE
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         I, the undersigned, Secretary of The Sherwin-Williams Company (the
"Company"), hereby certify that attached hereto is a true and complete copy of a resolution of the Board of Directors of the Company, duly adopted at a meeting held on February 2, 2000, and that such resolution is in full force and effect and has not been amended, modified, revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have executed this certificate as of this 13th day of March, 2000.



                                              /s/L. E. Stellato
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                                              L.E. Stellato, Secretary




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RESOLVED, that the appropriate officers of the Company are each hereby authorized to execute and deliver a power of attorney appointing C.M. Connor, J.M. Scaminace, L.J. Pitorak and L.E. Stellato or any of them, with full power of substitution and resubstitution, to act as attorneys-in-fact for the Company and for such officers for the purpose of executing and filing with the Securities and Exchange Commission ("SEC") and any national securities exchange, on behalf of the Company, the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and any and all amendments, exhibits and other documents in connection therewith, and to take other action deemed necessary and appropriate to effect the filing of such Annual Report on Form 10-K and any and all such amendments, exhibits and other documents in connection therewith.